As filed with the Securities and Exchange Commission on November 21, 2005
Registration No. 333-_________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RedEnvelope, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	33-0844285
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
RedEnvelope, Inc.
149 New Montgomery Street
San Francisco, CA 94105
(Address of Principal Executive Offices)

2003 Employee Stock Purchase Plan
1999 Stock Plan
(Full title of the plans)

Alison L. May
President and Chief Executive Officer
(Name and address of agent for service)
415-371-9100
(Telephone number, including area code, of agent for service)

Copy to:
Keith A. Miller
Nicole M. Nemirofsky
Heller Ehrman Venture Law Group
275 Middlefield Road
Menlo Park, CA 94025
650.324.7000
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	maximum
Title of each class of securities	Amount to be	maximum offering	aggregate	Amount of
to be registered	registered(1)	price per share	offering price	registration fee
2003 Employee Stock Purchase Plan Common Stock, $0.01 par value	88,939 Shares	$10.95 (2)	$973,882.05	$114.63
1999 Stock Plan Common Stock, $0.01 par value	184,212 Shares	$12.88 (3)	$2,372,650.56	$279.26
TOTAL	273,151 Shares		$3,346,532.61	$393.89

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on November 16, 2005, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on November 16, 2005.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 3, 2005 (filed July 19, 2005) filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     (b) The Registrant’s Form 10-Q for the quarters ended July 3, 2005 (filed August 17, 2005) and October 2, 2005 (filed November 15, 2005);
     (c) The Registrant’s Current Reports on Form 8-K, dated May 17, 2005 (filed May 17, 2005), July 6, 2005 (filed July 6, 2005), July 8, 2005 (filed July 11, 2005), July 13, 2005 (filed July 15, 2005), August 2, 2005 (filed August 2, 2005), August 30, 2005 (filed August 31, 2005) and November 1, 2005 (dated November 1, 2005) and Current Report on Form 8-K/A filed on September 1, 2005.
     (d) The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) on September 9, 2003, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.
Item 4. Description of Securities. Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of common stock offered by this prospectus will be passed upon for us by Heller Ehrman LLP. As of the date of this registration statement, certain attorneys of Heller Ehrman LLP own an aggregate of 247 shares of the registrant’s common stock.
Item 6. Indemnification of Directors and Officers.
     The registrant’s Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The bylaws of the registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the registrant has entered into indemnification agreements with its officers and directors.
Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits.
4.1* 2003 Employee Stock Purchase Plan.
4.2* 1999 Stock Plan.
5.1 Opinion of Heller Ehrman LLP.
23.1 Consent of Heller Ehrman LLP (included in Exhibit 5.1).
23.2 Consent of Independent Registered Public Accounting Firm.
24.1 Powers of Attorney (see signature page).
     *Incorporated by reference to the exhibits filed with RedEnvelope, Inc.’s Registration Statement on Form S-1 (Registration Statement No. 333-106120) as declared effective by the Securities and Exchange Commission on September 24, 2003.
Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
[Signature Pages Follow]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 21, 2005.

RedEnvelope, Inc.
By:	/s/ Alison L. May
Alison L. May
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alison L. May and Polly E. Boe, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alison L. May Alison L. May	President, Chief Executive Officer and Director	November 21, 2005
/s/ Polly E. Boe Polly E. Boe	Chief Financial Officer	November 21, 2005
/s/ Michael Dunn Michael Dunn	Director	October 27, 2005
/s/ Karen Edwards Karen Edwards	Director	October 27, 2005
/s/ Greggory Hammann Greggory Hammann	Director	October 27, 2005
/s/ Brett Hendrickson Brett Hendrickson	Director	October 27, 2005
/s/ Daniel R. Lyle Daniel R. Lyle	Director	October 27, 2005
/s/ Joseph Gandolfo Joseph Gandolfo	Director	October 27, 2005
/s/ John Pound John Pound	Director	October 27, 2005

Exhibit Index
4.1* 2003 Employee Stock Purchase Plan
4.2* 1999 Stock Plan
5.1 Opinion of Heller Ehrman LLP
23.1 Consent of Heller Ehrman LLP (included in Exhibit 5.1)
23.2 Consent of Independent Registered Public Accounting Firm
24.1 Powers of Attorney (see signature page)
     *Incorporated by reference to the exhibits filed with RedEnvelope, Inc.’s Registration Statement on Form S-1 (Registration Statement No. 333-106120) as declared effective by the Securities and Exchange Commission on September 24, 2003.